As filed with the Securities and Exchange Commission on March 1, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VII Peaks-KBR Co-Optivist Income BDC II, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State of Incorporation or Organization)

45-2918121

(I.R.S. Employer Identification No.)

255 Shoreline Drive, Suite 428

Redwood City, California 94065

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

Title of each class to be so registered: Not applicable

Name of each exchange on which each class is to be registered: Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [    ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates: 333-176182

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

For a full description of VII Peaks-KBR Co-Optivist Income BDC II, Inc.’s common stock, par value $0.001 per share, being registered hereby, reference is made to the information contained under the captions “Description of Our Securities,” “Suitability Standards,” “Distribution Reinvestment Plan” and “Tender Offer Program” in the prospectus (the “Prospectus”) that forms part of the registrant’s Registration Statement on Form N-2 (Registration No. 333-176182) filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) on August 9, 2011, as amended by Pre-Effective Amendment No. 1 thereto filed on December 19, 2011, and as further amended by Pre-Effective Amendment No. 2 thereto filed on February 15, 2012, as amended by Pre-Effective Amendment No. 3 thereto filed on March 1, 2012 (the “Registration Statement”), which information is hereby incorporated by reference herein. A definitive copy of the Prospectus will be filed pursuant to Rule 497 under the Securities Act, and shall be deemed incorporated by reference into this registration statement on Form 8-A. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

3.1	Articles of Amendment and Restatement (incorporated by reference to Exhibit (a)(2) to the Registration Statement)

3.2	Bylaws (incorporated by reference to Exhibit (b) to the Registration Statement)

4.1	Form of Distribution Reinvestment Plan (incorporated by reference to Exhibit (e) to the Registration Statement)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	March 1, 2012

VII Peaks-KBR Co-Optivist Income BDC II, Inc.

By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke
President and Chief Executive Officer